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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of United HealthCare Corporation of our report dated May 31, 1995, except as to Notes 1, 5 and 11, which are as of December 8, 1995, with respect to the combined statements of assets and liabilities of The Managed Care and Employee Benefits Operations Medical Division of the Travelers Insurance Group Inc. as of December 31, 1994 and the related combined statements of operations and cash flows for each of the years in the two-year period ended December 31, 1994, which report appears in the Form 8-K/A of United HealthCare Corporation dated October 2, 1995 and filed on December 18, 1995, and to the reference to our Firm under the heading "Experts" in the Proxy Statement/Prospectus.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.



                                               KPMG PEAT MARWICK LLP


Hartford, Connecticut
March 19, 1996